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                                                                    EXHIBIT 23.1



                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement on Form S-8 dated May 27, 1997 pertaining to Take Ownership! The BankAmerica Global Stock Option Program of our report dated January 14, 1997 with respect to the consolidated financial statements of BankAmerica Corporation incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



                                                           /s/ ERNST & YOUNG LLP



San Francisco, California
May 23, 1997